                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                               _______________
                                 FORM 8-K/A
                             Amendment No. 2 to
               Current Report Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934

                                July 27, 1999
              ------------------------------------------------
              Date of Report (Date of Earliest Event Reported)

                         Exodus Communications, Inc.
           ------------------------------------------------------
           (Exact name of Registrant as specified in its charter)

       Delaware                     0-23795                       77-0403076
------------------------    ------------------------  -----------------------------------
(State of incorporation)    (Commission file number)  (I.R.S. Employer Identification No)

         2831 Mission College Boulevard Santa Clara, California 95054
         ------------------------------------------------------------
         (Address of principal executive offices, including zip code)

                               (408)   346-2200
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

ITEM 5:  OTHER INFORMATION

     On August 11, 1999, Exodus Communications, Inc. ("Exodus") filed a Form 8-K to report its acquisition of Cohesive Technology Solutions, Inc. ("Cohesive"). Exodus subsequently filed financial information in connection with that acquisition. The purpose of this amendment to Form 8-K is to provide additional financial information regarding Cohesive.

   The following unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined results of operations for future periods or the results of operations that actually would have been realized had Exodus and Cohesive been a combined company during the specified periods. The unaudited pro forma combined condensed financial statements, including the related notes, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of Exodus, included in its registration statement on Form S-4, filed on August 19, 1999, as amended, and Cohesive, included elsewhere in the Form 8-K of which this is an amendment.

   The following unaudited pro forma combined condensed financial statements give effect to the merger between Exodus and Cohesive using the purchase method of accounting. The pro forma combined condensed financial statements are based on the respective historical audited and unaudited consolidated financial statements and related notes of Exodus and Cohesive. The pro forma adjustments are based on management's estimates of the value of the tangible and intangible assets acquired. In addition, management is continuing to assess its integration plans, which may result in further costs.

   The pro forma combined condensed statements of operations assume the merger took place as of January 1, 1998 and combine Exodus' audited consolidated statement of operations for the year ended December 31, 1998 and unaudited consolidated statement of operations for the six months ended June 30, 1999, with Cohesive's audited statement of operations for the year ended December 31, 1998 and unaudited statement of operations for the six months ended June 30, 1999, respectively.

                          EXODUS COMMUNICATIONS, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     (In thousands, except per share data)

                                   Year Ended December 31, 1998
                              -------------------------------------------
                                 Historical            Pro forma
                              ------------------  -----------------------
                               Exodus   Cohesive  Adjustments    Combined
                              --------  --------  -----------    --------
Revenues..................... $ 52,738  $ 41,708   $             $ 94,446
Costs and expenses:
  Cost of revenues...........   61,559    28,324                   89,883
  Marketing and sales........   28,778     5,672                   34,450
  General and
   administrative............   15,724    10,219                   25,943
  Product development........    3,221       --                     3,221
  Amortization of goodwill
   and other intangible
   assets....................      141     6,734     (6,734)(a)
                                                     14,549 (a)    14,690
  Acquisition related
   charges...................      --      4,463                    4,463
                              --------  --------   --------      --------
    Total costs and
     expenses................  109,423    55,412      7,815       172,650
                              --------  --------   --------      --------
    Operating loss...........  (56,685)  (13,704)    (7,815)      (78,204)
Interest income (expense),
 net.........................   (9,757)      352     (2,510)(b)   (11,915)
                              --------  --------   --------      --------
    Loss before taxes........  (66,442)  (13,352)   (10,325)      (90,119)
Income tax benefit...........      --     (2,555)                  (2,555)
                              --------  --------   --------      --------
    Net loss.................  (66,442)  (10,797)   (10,325)      (87,564)
Cumulative dividends and
 accretion on redeemable
 preferred stock.............   (2,014)     (800)       800 (c)    (2,014)
                              --------  --------   --------      --------
    Net loss attributable to
     common stockholders..... $(68,456) $(11,597)  $ (9,525)     $(89,578)
                              ========  ========   ========      ========
Basic and diluted net loss
 per share................... $  (1.09)                          $  (1.41)
                              ========                           ========
Shares used to compute basic
 and diluted net loss per
 share.......................   62,574                  800 (d)    63,374
                              ========             ========      ========


   See notes to unaudited pro forma combined condensed financial statements.

                          EXODUS COMMUNICATIONS, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     (In thousands, except per share data)

                                         Six Months Ended June 30, 1999
                                     ------------------------------------------
                                        Historical            Pro forma
                                     ------------------  ----------------------
                                      Exodus   Cohesive  Adjustments   Combined
                                     --------  --------  -----------   --------
Revenues............................ $ 72,586  $26,089   $             $ 98,675
Costs and expenses:
  Cost of revenues..................   62,706   18,614                   81,320
  Marketing and sales...............   22,234    3,064                   25,298
  General and administrative........   14,458    4,349                   18,807
  Product development...............    2,836      --                     2,836
  Amortization of goodwill and other
   intangible assets................    1,432    4,300      (4,300)(a)
                                                             7,274 (a)    8,706
                                     --------  -------     -------     --------
    Total costs and expenses........  103,666   30,327       2,974      136,967
                                     --------  -------     -------     --------
Operating loss......................  (31,080)  (4,238)     (2,974)     (38,292)
Interest expense, net...............  (11,985)    (495)     (1,255)(b)  (13,735)
                                     --------  -------     -------     --------
Loss from continuing operations.....  (43,065)  (4,733)     (4,229)     (52,027)
Cumulative dividends and accretion
 on redeemable preferred stock......      --      (645)        645 (c)      --
                                     --------  -------     -------     --------
Loss from continuing operations
 attributable to common
 stockholders....................... $(43,065) $(5,378)    $(3,584)    $(52,027)
                                     ========  =======     =======     ========
Basic and diluted loss per share
 from continuing operations......... $  (0.53)                         $  (0.63)
                                     ========                          ========
Shares used to compute basic and
 diluted loss per share from
 continuing operations..............   81,693                  800 (d)   82,493
                                     ========              =======     ========


   See notes to unaudited pro forma combined condensed financial statements.

                          EXODUS COMMUNICATIONS, INC.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

   On July 27, 1999, Exodus acquired all of the outstanding capital stock of Cohesive in exchange for approximately $50 million in cash and 800,398 shares of Exodus common stock. In addition, Exodus issued options to purchase a total of 204,356 shares of Exodus common stock in exchange for all issued and outstanding Cohesive options.

   Under purchase accounting, the total purchase price was allocated to Cohesive's assets and liabilities based on their relative fair values. The amounts and components of the purchase price along with the allocation of the purchase price to assets acquired were as follows (in thousands):

   Cash............................................................... $ 46,500
   Common stock.......................................................   52,000
   Fair value of Cohesive stock options assumed.......................    9,300
   Transaction costs..................................................    3,700
                                                                       --------
     Total purchase price............................................. $111,500
                                                                       ========
   Book value of net tangible assets of Cohesive...................... $  3,500
   Workforce in place.................................................    6,300
   Customer lists.....................................................   32,300
   Goodwill...........................................................   69,400
                                                                       --------
     Net assets acquired.............................................. $111,500
                                                                       ========

   The pro forma combined condensed statements of operations give effect to the merger as if it had occurred at the beginning of the period presented.

   The following adjustments have been reflected in the unaudited pro forma combined condensed statements of operations:

     (a) Adjustment to remove the amortization of historical goodwill and other intangible assets previously recorded by Cohesive and to record the amortization of goodwill and intangible assets resulting from the allocation of the Cohesive purchase price. The pro forma adjustment assumes goodwill and other intangible assets will be amortized on a straight-line basis over the following estimated lives:

     Workforce in place................................................. 5 years
     Customer lists..................................................... 7 years
     Goodwill........................................................... 8 years

     (b) To eliminate interest income earned by Exodus on cash paid at the date of the merger assuming a 5% interest rate which approximates the Company's actual rate of return during the periods presented.

     (c) To remove Cohesive's historical cumulative dividends and accretion on redeemable preferred stock which are settled in cash at the date of the merger.

     (d) To reflect the shares issued as consideration for the merger based on the closing price as calculated pursuant to the merger agreement of Exodus Common Stock of $64.93 per share.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to report to be signed on its behalf by the undersigned thereunto duly authorized.

     Date:  November 24, 1999

                              EXODUS COMMUNICATIONS, INC.


                              By: /s/ Ellen M. Hancock
                                 --------------------------------------
                                  Ellen M. Hancock
                                  Chief Executive Officer and President